AMENDMENT TO PARTICIPATION AGREEMENT

among

LEGG MASON PARTNERS VARIABLE AGGRESSIVE GROWTH PORTFOLIO,

LEGG MASON PARTNERS VARIABLE MID CAP CORE PORTFOLIO, LEGG MASON INVESTOR SERVICES, LLC

and

PACIFIC LIFE INSURANCE COMPANY

The PARTICIPATION AGREEMENT (the “Agreement”), made and entered into on the 3rd day of April, 2007 by and among Pacific Life Insurance Company, a Nebraska corporation (the “Company”), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the “Account”), and Legg Mason Partners Variable Aggressive Growth Portfolio, a Maryland corporation, and Legg Mason Partners Variable Mid Cap Core Portfolio, a Maryland corporation. (each a “Fund”, collectively the “Funds”), and Legg Mason Investor Services, LLC, a Maryland limited liability company (the “Distributor”), is hereby amended effective June 21, 2007 as follows:

SCHEDULE A to the Agreement is amended be adding a new Separate Account and corresponding Policy Funded by the Separate Account. The revised Schedule A is attached hereto and incorporated herewith.

PACIFIC LIFE INSURANCE COMPANY

By its authorized officer:

By: /s/	Khanh T. Tran
Khanh T. Tran

Title: Executive Vice President and Chief Financial Officer
Date: June 21, 2007

LEGG MASON PARTNERS VARIABLE AGGRESSIVE GROWTH PORTFOLIO

By: /s/ R.S. Gerken

Name: R.S. Gerken
Title: Chairman, Mutual Funds Board

Date: 7/30/07

LEGG MASON PARTNERS VARIABLE MID CAP CORE PORTFOLIO,

By: /s/ R.S. Gerken

Name: R.S. Gerken
Title: Chairman, Mutual Funds Board

Date: 7/30/07

Distributor:

LEGG MASON INVESTOR SERVICES, LLC

By its authorized officer:

By: /s/ Joel Sauber

Name: Joel Sauber

Title: Managing Director

Date: 7/30/07

SCHEDULE A

SEPARATE ACCOUNTS FUNDING VARIABLE CONTRACTS

Name of Separate Account and	Policies/Contracts Funded
Date Established by Board of Directors	By Separate Account

Pacific Select Exec Separate Account	Pacific Select Exec
May 12, 1998	Pacific Select Exec II
Pacific Select Exec III
Pacific Select Choice
Pacific Select Estate Preserver
Pacific Select Estate Preserver II
Pacific Select Estate Preserver III
Pacific Select Estate Preserver IV
Pacific Select Estate Preserver V
Pacific Select Estate Maximizer
Pacific Select Performer 500
M’s Versatile Product
M’s Versatile Product VI
M’s Versatile Product-Survivorship
Pacific Select Accumulator

Pacific COLI Separate Account	Custom COLI
July 17, 1992	Custom COLI Rider

Pacific COLI II Separate Account	Custom COLI II
October 12, 1998

Pacific COLI III Separate Account	Custom COLI III
October 12, 1998

Separate Account I of Pacific Life Insurance Company	Magnastar Individual Variable Life Insurance
Magnastar Survivorship Variable Life Insurance
August 17, 2007

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